Exhibit 99

FOR IMMEDIATE RELEASE:	CONTACT:
July 19, 2007	Nancy Stark
908-559-7520
nancy.stark@verizonwireless.com

Verizon Wireless Reports Solid 2Q 2007 Growth Of

1.6 Million Retail Customer Additions; 1.3 Million Total

BASKING RIDGE, NJ—Verizon Wireless today announced second-quarter 2007 retail net customer additions of 1.6 million, continuing the company’s focus on retail (non-wholesale) customers. The growth was achieved through strong gross add performance and continued low retail postpaid churn. Total net customer additions were 1.3 million after 300,000 net reductions in the company’s wholesale base, primarily due to one reseller.

At the end of the quarter the company had 62.1 million customers, including 60.1 million retail customers, which are those it directly serves and manages, and who choose the Verizon wireless brand. More customers use the Verizon Wireless brand than any other wireless brand.

Verizon Wireless has the most reliable coast-to-coast wireless network—key in attracting new customers and earning loyalty among existing customers. The company consistently has had the highest loyalty level in the industry, as measured by the rate of customer churn.

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Further details about Verizon Wireless’ financial and operational results for the quarter will be reported when Verizon Communications announces its consolidated quarterly results on July 30. Verizon Wireless is a joint venture of Verizon Communications (NYSE:VZ) and Vodafone Group plc (NYSE and LSE: VOD), which earlier today reported key performance indicators that included its proportionate share of Verizon Wireless net customer additions.

About Verizon Wireless

Verizon Wireless operates the nation’s most reliable wireless voice and data network, serving 62.1 million customers. The largest US wireless company and largest wireless data provider, based on revenues, Verizon Wireless is headquartered in Basking Ridge, NJ, with 67,000 employees nationwide. The company is a joint venture of Verizon Communications (NYSE:VZ) and Vodafone (NYSE and LSE: VOD). Find more information on the Web at www.verizonwireless.com. To preview and request broadcast-quality video footage and high-resolution stills of Verizon Wireless operations, log on to the Verizon Wireless Multimedia Library at www.verizonwireless.com/multimedia.

NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products and services; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the timing of the completion of the sale of our Latin American property; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.

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